As filed with the Securities and Exchange Commission on May 28, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


              Estee Lauder Automatic Common Exchange Security Trust
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                    New York                               52-6919313
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   (State of Incorporation or Organization)    (IRS Employer Identification No.)

      c/o The Chase Manhattan Bank
         450 West 33rd Street
         New York, New York                                     10001
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 (Address of principal executive offices)                     (Zip Code)

If this Form relates to the registration     If this Form relates to the registration
of a  class  of debt  securities  and is     of a class of debt  securities and is to
effective   upon   filing   pursuant  to     become effective simultaneously with the
General Instruction A(c)(1) please check     effectiveness     of    a     concurrent
the following box. |_|                       registration    statement    under   the
                                             Securities   Act  of  1933  pursuant  to
                                             General Instruction A(c)(2) please check
                                             the following box. |_|

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered

$____ Trust Automatic Common                 New York Stock Exchange, Inc.
Exchange Securities


Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         The title of the class of securities to be registered hereunder is "$_____ Trust Automatic Common Exchange Securities." A description of the Trust Automatic Common Exchange Securities (the "Securities") is set forth under the caption "Description of the Securities" in the prospectus included within the Registration Statement on Form N-2 of the Registrant filed with the Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-50597 and 811-08761) (the "Registration Statement"), which description is incorporated herein by reference.


Item 2.  Exhibits.

    (a)  No exhibits are being filed with the Commission.

    (b) The following exhibits are being filed with the New York Stock Exchange only:

         (1)  Registration Statement on Form N-2

         (2)  Amended and Restated Trust Agreement of the Registrant

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ESTEE LAUDER AUTOMATIC COMMON
                                          EXCHANGE SECURITY TRUST


Dated:  May 28, 1998                      By:  /s/ Paul S. Efron
                                             ----------------------------------
                                                  Paul S. Efron
                                                    Trustee